Exhibit 32








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      In connection with the Quarterly Report of Fortune Entertainment
Corporation (the "Company") on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission (the "Report"), Douglas R. Sanderson, the Chief Executive Officer and Phillip Verrill, the Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C.
Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of their knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects the financial condition and results of the Company.


                           By:/s/ Douglas R. Sanderson
                                  Douglas R. Sanderson, Chief Executive Officer


                           By:/s/ Phillip Verrill
                                  Phillip Verrill, Principal Financial Officer



December 3, 2003